GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS
Biktarvy Sales Increased 18% Year-Over-Year to $2.2 billion
Oncology Sales Increased 60% Year-Over-Year to $420 million
Foster City, CA, April 28, 2022 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter of 2022.
“Gilead’s performance in the first quarter reflects the strength and diversity of our business with both our HIV and oncology therapies contributing to year-over-year growth,” said Daniel O’Day, Chairman and Chief Executive Officer, Gilead Sciences. “Biktarvy delivered strong 18% year-over-year revenue growth, and oncology sales increased by 60% year-over-year, driven by increased demand for Trodelvy and our cell therapy products. As we continue to advance our broad oncology portfolio, we look forward to providing more new options for people living with cancer.”
First Quarter 2022 Financial Results
•First quarter 2022 revenue increased 3% to $6.6 billion compared to the same period in 2021, primarily due to increased demand for Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) and Veklury® (remdesivir 100mg for injection), partially offset by the impact of the loss of exclusivity for Truvada® (FTC/tenofovir disoproxil fumarate 300mg (“TDF”)) in the United States and unfavorable pricing dynamics for hepatitis C virus (“HCV”) products.
•Diluted Earnings Per Share (“EPS”) decreased to $0.02 for the first quarter of 2022 compared to $1.37 for the same period in 2021. The decrease was primarily the result of a $2.7 billion in-process research and development (“IPR&D”) impairment related to assets acquired by Gilead from Immunomedics in 2020.
•Non-GAAP diluted EPS increased 4% to $2.12 for the first quarter of 2022 compared to $2.04(1) for the same period in 2021, primarily reflecting higher product sales.
•As of March 31, 2022, Gilead had $6.8 billion of cash, cash equivalents and marketable debt securities compared to $7.8 billion as of December 31, 2021.
•During the first quarter of 2022, Gilead generated $1.8 billion in operating cash flow, which includes the cash outflow related to the $1.25 billion legal settlement.
•During the first quarter of 2022, Gilead made a $725 million collaboration opt-in payment to Arcus Biosciences, Inc., repaid $500 million of debt, paid dividends of $945 million and repurchased $352 million of common stock.
Product Sales Performance
First quarter 2022 product sales increased 3% to $6.5 billion compared to the same period in 2021. Total product sales, excluding Veklury, increased 2% to $5.0 billion in the first quarter of 2022 compared to the same period in 2021, primarily reflecting higher demand for Biktarvy, our cell therapy products and Trodelvy® (sacituzumab govitecan-hziy), partially offset by unfavorable pricing dynamics in HCV.
(1)     Non-GAAP diluted EPS has been recast due to an update to our non-GAAP policy in the first quarter 2022, resulting in a $0.04 reduction of previously-reported non-GAAP diluted EPS for the first quarter of 2021. Refer to Non-GAAP Financial Information section below for further information.

April 28, 2022	2

HIV product sales increased 2% to $3.7 billion in the first quarter of 2022 compared to the same period in 2021, primarily reflecting higher demand for Biktarvy and favorable pricing dynamics partially offset, as expected, by the loss of exclusivity of Truvada in the United States.
•Biktarvy sales increased 18% year-over-year in the first quarter of 2022, primarily due to higher demand.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 4% year-over-year in the first quarter of 2022, primarily driven by increased demand and favorable pricing, partially offset by unfavorable channel inventory dynamics.
•Truvada sales decreased 72% year-over-year in the first quarter 2022, as expected, primarily due to the loss of exclusivity in the United States in October 2020.
HCV product sales decreased 22% to $399 million in the first quarter of 2022 compared to the same period in 2021, primarily driven by lower net price and fewer patient starts.
Hepatitis B virus (“HBV”) and hepatitis delta virus (“HDV”) product sales increased 7% to $235 million in the first quarter of 2022 compared to the same period in 2021. Vemlidy® (TAF 25mg) sales increased 10% in the first quarter of 2022 compared to the same period in 2021, primarily driven by higher demand in geographies outside the United States. Hepcludex® (bulevirtide) contributed $11 million in the first quarter of 2022, as launch activities continued across Europe.
Cell therapy product sales increased 43% to $274 million in the first quarter of 2022 compared to the same period in 2021.
•Yescarta® (axicabtagene ciloleucel) sales increased to $211 million in the first quarter of 2022, primarily driven by demand for relapsed or refractory large B-cell lymphoma (“LBCL”) in the United States and Europe and follicular lymphoma in the United States.
•Tecartus® (brexucabtagene autoleucel) sales were $63 million in the first quarter of 2022, primarily driven by growing adoption in Europe for mantle cell lymphoma and for adult patients with relapsed or refractory B-cell precursor acute lymphoblastic leukemia in the United States.
Trodelvy sales increased 103% to $146 million in the first quarter of 2022 compared to the same period in 2021, primarily reflecting uptake in the second line setting for the treatment of metastatic triple-negative breast cancer in the United States and Europe as well as metastatic urothelial cancer in the United States.
Veklury sales increased by 5% to $1.5 billion for the first quarter of 2022 compared to the same period in 2021. Veklury revenue generally reflects COVID-19 related rates of infections, hospitalizations and vaccinations, as well as the availability, uptake and effectiveness of alternative treatments for COVID-19.
First Quarter 2022 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 78.2% for the first quarter of 2022 compared to 78.5% for the same period in 2021, primarily driven by a change in product mix and restructuring costs for the closing of a New Jersey manufacturing site in 2022, partially offset by lower inventory reserve adjustments. Non-GAAP product gross margin was 87.4% for the first quarter of 2022 compared to 86.5% in the same period in 2021, primarily driven by lower inventory reserve adjustments.
•Research and development (“R&D”) expenses for the first quarter of 2022 were $1.2 billion compared to $1.1 billion in the same period in 2021. Non-GAAP R&D expenses for the first quarter of 2022 were $1.2 billion compared to $1.0 billion in the same period in 2021. The increase in R&D and non-GAAP R&D expenses primarily reflect increased clinical activities for Trodelvy.
•Selling, general and administrative (“SG&A”) expenses were $1.1 billion for the first quarter of 2022 and for the same period in 2021. Non-GAAP SG&A expenses for the first quarter of 2022 were $1.1 billion compared to $1.0 billion in the same period in 2021.
•The effective tax rate (“ETR”) for the first quarter of 2022 was 107.9% compared to 23.9% for the same period in 2021, primarily driven by the $2.7 billion IPR&D impairment. Non-GAAP ETR for both the first quarter 2022 and the same period last year was 18.4%.

April 28, 2022	3

Guidance and Outlook
For the full-year, we have updated our EPS guidance to primarily reflect the $2.7 billion IPR&D impairment. We now expect EPS between $3.00 and $3.50, compared to $4.70 and $5.20 previously. There is no change to other guidance shared on February 1, 2022:
•Total product sales between $23.8 billion and $24.3 billion.
•Total product sales, excluding Veklury, between $21.8 billion and $22.3 billion.
•Total Veklury sales of approximately $2.0 billion.
•Non-GAAP earnings per share between $6.20 and $6.70.
This financial guidance excludes the impact of any expenses related to potential acquisitions or business development transactions that have not been executed, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines as Gilead is unable to project such amounts. A reconciliation between GAAP and non-GAAP financial information for the 2022 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic. While the pandemic can be expected to continue to impact Gilead’s business and broader market dynamics, the rate and degree of these impacts as well as the corresponding recovery from the pandemic may vary across Gilead’s business.
Key Updates Since Our Last Quarterly Release
Viral Diseases
•Received a Complete Response Letter from FDA related to vial compatibility issues for the New Drug Application of investigational lenacapavir for the treatment of HIV-1 infection in heavily treatment-experienced (“HTE”) people with multi-drug resistant HIV-1 infection.
•Presented one-year data from studies of investigational lenacapavir at the 29th Conference on Retroviruses and Opportunistic Infections (“CROI”) with results from each of the Phase 2/3 CAPELLA trial in HTE people living with multi-drug resistant HIV and Phase 2 CALIBRATE trial in treatment-naive people living with HIV demonstrating high rates of virologic suppression at one-year.
•Presented five-year results from two Phase 3 studies of Biktarvy at CROI which reinforced Biktarvy’s sustained efficacy and durable viral suppression with zero cases of treatment failure due to emergent resistance observed.
•Announced data demonstrating in vitro activity of Veklury against ten SARS-CoV-2 variants, including Omicron. Additionally, interim results from the Phase 2/3 CARAVAN trial of Veklury in pediatric patients aged 28 days to less than 18 years hospitalized with COVID-19 were presented at CROI.
Oncology
•Announced results from the Phase 3 TROPiCS-02 study of Trodelvy in patients with HR+/HER2- metastatic breast cancer who had been heavily pre-treated. The study met its primary endpoint, demonstrating a statistically significant improvement in progression-free survival compared to physician’s choice of chemotherapy. Additionally, at the first interim analysis, a trend in improvement for overall survival (“OS”) was observed, a key secondary endpoint. No new safety concerns were noted. The company will discuss the study data with regulators and the study will continue to follow patients for OS and detailed results will be presented at an upcoming medical conference. Trodelvy has not been approved by any regulatory agency for the treatment of HR+/HER2- metastatic breast cancer, and its safety and efficacy have not been established for this indication.
•Received FDA approval for Yescarta for the treatment of adult patients with LBCL that is refractory to first-line chemoimmunotherapy or that relapse within 12 months of first-line chemoimmunotherapy. Additionally, the National Comprehensive Cancer Network updated its Clinical Practice Guidelines for B-cell Lymphomas to include Yescarta as a Category 1 recommendation for “Relapsed disease <12 mo or Primary refractory disease” under diffuse large B-cell lymphoma.
•Announced that FDA has lifted the partial clinical hold on studies evaluating investigational magrolimab in combination with azacitidine for the treatment of myelodyspastic syndrome and acute myeloid leukemia.

April 28, 2022	4

Corporate
•    Announced that the company’s Board of Directors declared a quarterly dividend of $0.73 per share of common stock for the second quarter of 2022. The dividend is payable on June 29, 2022, to stockholders of record at the close of business on June 15, 2022. Future dividends will be subject to Board approval.
•Announced $24 million in grants to support 116 organizations in 41 countries as part of Gilead’s Zeroing InTM: Ending the HIV Epidemic program. Grantee organizations will focus on advancing comprehensive HIV innovation programs, digital health innovations, and/or community outreach and education.
•Received FDA approval for commercial production at Kite’s new CAR T-cell therapy manufacturing facility in Frederick, Maryland.
•Purchased approximately 27 acres of additional land in Oceanside, California to potentially support further manufacturing operations.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission (“SEC”), Gilead no longer excludes acquired IPR&D expenses from its non-GAAP financial measures. Acquired IPR&D expenses reflect the initial costs of externally-developed IPR&D projects, acquired directly in a transaction other than a business combination, that do not have an alternative future use, including upfront and other payments related to various collaborations and the initial costs of rights to IPR&D projects. Prior period non-GAAP financial measures are revised to conform to the new presentation.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.

April 28, 2022	5

Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of future Veklury sales and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2022 financial results, including as a result of potential adverse revenue impacts from COVID-19 and potential revenues from Veklury; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the risk that FDA may not remove clinical holds currently in place on any clinical trials, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Biktarvy, Trodelvy, Veklury, Yescarta, lenacapavir and magrolimab, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to provide the requested documentation and address the comments in a Complete Response Letter to the satisfaction of the FDA; Gilead’s ability to receive regulatory approvals in a timely manner or at all, including FDA approval of Trodelvy for treatment of HR+/HER2- metastatic breast cancer and other indications and lenacapavir for treatment of HIV-1 infection in heavily treatment-experienced people with multi-drug resistant infection, and the risk that any such approvals may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products, including the risk that Kite may be unable to increase its manufacturing capacity, timely manufacture and deliver its products or produce an amount of supply sufficient to satisfy demand for such products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products, including Yescarta; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2022 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.

The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
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April 28, 2022	6

Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX® (BULEVIRTIDE), HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report may also refer to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Chris Ridley	Public_affairs@gilead.com

April 28, 2022	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2022	2021
Revenues:
Product sales	$6,534	$6,340
Royalty, contract and other revenues	56	83
Total revenues	6,590	6,423
Costs and expenses:
Cost of goods sold	1,424	1,361
Research and development expenses	1,186	1,055
In-process research and development impairment	2,700	—
Acquired in-process research and development expenses	—	62
Selling, general and administrative expenses	1,083	1,055
Total costs and expenses	6,393	3,533
Income from operations	197	2,890
Interest expense	(238)	(257)
Other income (expense), net	(111)	(369)
Income (loss) before income taxes	(152)	2,264
Income tax benefit (expense)	164	(542)
Net income	12	1,722
Net loss attributable to noncontrolling interest	7	7
Net income attributable to Gilead	$19	$1,729
Net income per share attributable to Gilead common stockholders - basic	$0.02	$1.38
Shares used in per share calculation - basic	1,255	1,256
Net income per share attributable to Gilead common stockholders - diluted	$0.02	$1.37
Shares used in per share calculation - diluted	1,262	1,262
Cash dividends declared per share	$0.73	$0.71

Research and development expenses as a % of revenues	18.0%	16.4%
Selling, general and administrative expenses as a % of revenues	16.4%	16.4%

April 28, 2022	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2022	2021	Change
Product sales:
HIV	$3,707	$3,650	2%
HCV	399	510	(22)%
HBV/HDV	235	220	7%
Cell therapy	274	191	43%
Trodelvy	146	72	103%
Other	236	241	(2)%
Total product sales excluding Veklury	4,998	4,884	2%
Veklury	1,535	1,456	5%
Total product sales	6,534	6,340	3%
Royalty, contract and other revenues	56	83	(33)%
Total revenues	$6,590	$6,423	3%

April 28, 2022	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2022	2021	Change
Non-GAAP:
Cost of goods sold	$825	$855	(4)%
Research and development expenses	$1,158	$1,049	10%
Acquired IPR&D expenses	$—	$62	NM
Selling, general and administrative expenses	$1,083	$1,033	5%
Other income (expense), net	$(15)	$(18)	(17)%
Diluted EPS	$2.12	$2.04	4%

Product gross margin	87.4%	86.5%	90 bps
Research and development expenses as a % of revenues	17.6%	16.3%	130 bps
Selling, general and administrative expenses as a % of revenues	16.4%	16.1%	30 bps
Operating margin	53.5%	53.3%	20 bps
Effective tax rate	18.4%	18.4%	0 bps
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NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 10 - 11. Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission, the Company no longer excludes acquired IPR&D expenses from its non-GAAP financial measures. Acquired IPR&D expenses reflect the initial costs of externally-developed IPR&D projects, acquired directly in a transaction other than a business combination, that do not have an alternative future use, including upfront and other payments related to various collaborations and the initial costs of rights to IPR&D projects. Prior period non-GAAP financial measures are revised to conform to the new presentation.

April 28, 2022	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2022	2021
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,424	$1,361
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	(557)	(506)
Other(1)	(42)	—
Non-GAAP cost of goods sold	$825	$855

Product gross margin reconciliation:
GAAP product gross margin	78.2%	78.5%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	8.5%	8.0%
Other(1)	0.6%	—%
Non-GAAP product gross margin	87.4%	86.5%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,186	$1,055
Acquisition-related – other costs(2)	(10)	(6)
Other(1)	(18)	—
Non-GAAP research and development expenses	$1,158	$1,049

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$2,700	$—
IPR&D impairment	(2,700)	—
Non-GAAP IPR&D impairment	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,083	$1,055
Acquisition-related – other costs(2)	—	(22)
Non-GAAP selling, general and administrative expenses	$1,083	$1,033

Income from operations reconciliation:
GAAP income from operations	$197	$2,890
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	557	506
Acquisition-related – other costs(2)	10	28
IPR&D impairment	2,700	—
Other(1)	60	—
Non-GAAP income from operations	$3,524	$3,424

Operating margin reconciliation:
GAAP operating margin	3.0%	45.0%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	8.5%	7.9%
Acquisition-related – other costs(2)	0.2%	0.4%
IPR&D impairment	41.0%	—%
Other(1)	0.9%	—%
Non-GAAP operating margin	53.5%	53.3%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(111)	$(369)
Loss from equity securities, net	96	351
Non-GAAP other income (expense), net	$(15)	$(18)

April 28, 2022	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2022	2021
Effective tax rate reconciliation:
GAAP effective tax rate	107.9%	23.9%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(3)	(89.5)%	(5.6)%
Non-GAAP effective tax rate	18.4%	18.4%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$19	$1,729
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	443	409
Acquisition-related – other costs(2)	10	22
IPR&D impairment	2,057	—
Other(1)	45	—
Loss from equity securities, net	64	364
Discrete and related tax charges(3)	38	54
Non-GAAP net income attributable to Gilead	$2,676	$2,578

Diluted EPS reconciliation:
GAAP diluted EPS	$0.02	$1.37
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	0.35	0.32
Acquisition-related – other costs(2)	0.01	0.02
IPR&D impairment	1.63	—
Other(1)	0.04	—
Loss from equity securities, net	0.05	0.29
Discrete and related tax charges(3)	0.03	0.04
Non-GAAP diluted EPS	$2.12	$2.04

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$599	$506
Research and development expenses adjustments	28	6
IPR&D impairment adjustments	2,700	—
Selling, general and administrative expenses adjustments	—	22
Total non-GAAP adjustments before other income (expense), net, and income taxes	3,327	534
Other income (expense), net, adjustments	96	351
Total non-GAAP adjustments before income taxes	3,423	885
Income tax effect of non-GAAP adjustments above	(803)	(90)
Discrete and related tax charges(3)	38	54
Total non-GAAP adjustments after tax	$2,657	$849
______________________________
(1)    Includes restructuring expenses associated with the closing of a manufacturing site in New Jersey.
(2)    Primarily includes employee-related expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of Immunomedics, Inc. and MYR GmbH.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

April 28, 2022	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2022 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 1, 2022	Updated April 28, 2022
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	76% - 77%	76% - 77%
Acquisition-related and other	~ 9%	~ 9%
Non-GAAP projected product gross margin	85% - 86%	85% - 86%

Projected income from operations GAAP to non-GAAP reconciliation:
GAAP projected income from operations	$8,600 - $9,400	$5,800 - $6,600
Acquisition-related, IPR&D impairment and other	~ 2,100	~ 4,900
Non-GAAP projected income from operations	$10,700 - $11,500	$10,700 - $11,500

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 22%	~ 20%
Discrete and related tax adjustments, and income tax effect of adjustments above and fair value adjustments of equity securities	~ 2%	—%
Non-GAAP projected effective tax rate	~ 20%	~ 20%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$4.70 - $5.20	$3.00- $3.50
Acquisition-related, IPR&D impairment, fair value adjustments of equity securities, other and discrete and related tax adjustments	~ 1.50	~ 3.20
Non-GAAP projected diluted EPS	$6.20 - $6.70	$6.20 - $6.70
________________________________
(1)    The non-GAAP 2022 full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States. Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts.

April 28, 2022	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in millions)	2022	2021
Assets
Cash, cash equivalents and marketable securities	$6,752	$7,829
Accounts receivable, net	3,787	4,493
Inventories	2,675	2,734
Property, plant and equipment, net	5,253	5,121
Intangible assets, net	30,331	33,455
Goodwill	8,314	8,332
Other assets	5,968	5,988
Total assets	$63,080	$67,952
Liabilities and Stockholders’ Equity
Current liabilities	$8,558	$11,610
Long-term liabilities	34,607	35,278
Stockholders’ equity(1)	19,915	21,064
Total liabilities and stockholders’ equity	$63,080	$67,952
________________________________
(1)    As of March 31, 2022 and December 31, 2021, there were 1,255 and 1,254 shares of common stock issued and outstanding, respectively.

April 28, 2022	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2022	2021
Net cash provided by operating activities	$1,840	$2,610
Net cash used in investing activities	(1,070)	(2,042)
Net cash used in financing activities	(1,794)	(2,477)
Effect of exchange rate changes on cash and cash equivalents	(18)	(23)
Net change in cash and cash equivalents	(1,042)	(1,932)
Cash and cash equivalents at beginning of period	5,338	5,997
Cash and cash equivalents at end of period	$4,296	$4,065

	Three Months Ended
	March 31,
(in millions)	2022	2021
Net cash provided by operating activities	$1,840	$2,610
Capital expenditures	(247)	(165)
Free cash flow(1)	$1,593	$2,445
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

April 28, 2022	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2022	2021
HIV
Biktarvy – U.S.	$1,706	$1,465
Biktarvy – Europe	261	216
Biktarvy – Other International	184	143
	2,151	1,824

Descovy – U.S.	311	282
Descovy – Europe	32	42
Descovy – Other International	31	35
	374	359

Genvoya – U.S.	457	506
Genvoya – Europe	77	106
Genvoya – Other International	48	61
	582	673

Odefsey – U.S.	232	240
Odefsey – Europe	96	113
Odefsey – Other International	11	14
	339	367

Revenue share – Symtuza(1) – U.S.	86	89
Revenue share – Symtuza(1) – Europe	44	44
Revenue share – Symtuza(1) – Other International	3	2
	132	135

Complera / Eviplera – U.S.	17	25
Complera / Eviplera – Europe	24	34
Complera / Eviplera – Other International	4	4
	44	63

Stribild – U.S.	22	31
Stribild – Europe	8	11
Stribild – Other International	3	4
	32	46

Truvada – U.S.	28	119
Truvada – Europe	4	7
Truvada – Other International	6	9
	38	135

Other HIV(2) – U.S.	5	29
Other HIV(2) – Europe	4	5
Other HIV(2) – Other International	5	14
	14	48

Total HIV – U.S.	2,862	2,786
Total HIV – Europe	550	578
Total HIV – Other International	295	286
	3,707	3,650

April 28, 2022	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2022	2021
HCV
Ledipasvir / Sofosbuvir(3) – U.S.	13	19
Ledipasvir / Sofosbuvir(3) – Europe	4	16
Ledipasvir / Sofosbuvir(3) – Other International	18	21
	35	56

Sofosbuvir / Velpatasvir(4) – U.S.	162	214
Sofosbuvir / Velpatasvir(4) – Europe	83	75
Sofosbuvir / Velpatasvir(4) – Other International	85	92
	330	381

Other HCV(5) – U.S.	24	25
Other HCV(5) – Europe	8	44
Other HCV(5) – Other International	2	4
	34	73

Total HCV – U.S.	199	258
Total HCV – Europe	95	135
Total HCV – Other International	105	117
	399	510
HBV/HDV
Vemlidy – U.S.	80	77
Vemlidy – Europe	9	8
Vemlidy – Other International	111	96
	200	181

Viread – U.S.	—	4
Viread – Europe	6	7
Viread – Other International	17	20
	23	31

Other HBV/HDV(6) – Europe	13	8

Total HBV/HDV – U.S.	80	81
Total HBV/HDV – Europe	28	23
Total HBV/HDV – Other International	128	116
	235	220
Veklury
Veklury – U.S.	801	820
Veklury – Europe	304	388
Veklury – Other International	430	248
	1,535	1,456
Cell therapy
Tecartus – U.S.	47	27
Tecartus – Europe	15	4
Tecartus – Other International	1	—
	63	31

Yescarta – U.S.	125	92
Yescarta – Europe	77	61
Yescarta – Other International	9	7
	211	160

Total cell therapy – U.S.	172	119
Total cell therapy – Europe	92	65
Total cell therapy – Other International	10	7
	274	191

April 28, 2022	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2022	2021
Trodelvy
Trodelvy – U.S.	119	72
Trodelvy– Europe	25	—
Trodelvy – Other International	2	—
	146	72
Other
AmBisome – U.S.	25	12
AmBisome – Europe	66	66
AmBisome – Other International	53	43
	144	121

Letairis – U.S.	43	54

Other(7) – U.S.	26	38
Other(7) – Europe	15	20
Other(7) – Other International	9	8
	50	66

Total other – U.S.	94	104
Total other – Europe	81	86
Total other – Other International	62	51
	236	241

Total product sales – U.S.	4,329	4,240
Total product sales – Europe	1,174	1,275
Total product sales – Other International	1,031	825
	$6,534	$6,340
_______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Emtriva and Tybost.
(3)    Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4)    Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5)    Includes Vosevi and Sovaldi.
(6)    Includes Hepcludex and Hepsera.
(7)    Includes Cayston, Jyseleca, Ranexa and Zydelig.